Exhibit 99.1

9341 Courtland Drive, Rockford, MI 49351 Phone (616) 866-5500; Fax (616) 866-0257 FOR IMMEDIATE RELEASE CONTACT: Don Grimes (616) 863-4404
WOLVERINE WORLDWIDE ANNOUNCES
RECORD REVENUE AND EARNINGS PER SHARE
FOR SECOND QUARTER 2011
Rockford, Michigan, July 12, 2011 — Wolverine Worldwide (NYSE: WWW) today reported double-digit growth in both revenue and earnings per share for the second quarter ended June 18, 2011, driven by the ongoing successful execution of the Company’s growth strategies and elevated demand for its lifestyle brands.
Second Quarter Highlights:
•	Revenue of $310.1 million, growth of 20.1% vs. the prior year, representing the fourth consecutive quarter of record revenue
•	Diluted earnings per share of $0.48, growth of 23.1% vs. adjusted fully diluted earnings per share for the prior year and representing the sixth consecutive quarter of record earnings
•	Double-digit revenue growth for all brand groups and the consumer direct business
•	Double-digit revenue growth for all major geographic regions
•	Operating expenses of 28.6% as a percentage of revenue versus an adjusted 29.7% in the prior year
•	Record operating margin of 10.8%
•	The Company reaffirms full year revenue and earnings guidance
“Our recent revenue performance clearly demonstrates the broad strength of our portfolio and the benefits of consistent investment in brand-building initiatives,” stated Blake W. Krueger, Chairman and Chief Executive Officer. “The outstanding financial results in the second quarter were led by strong double-digit revenue increases in all branded groups, most notably in the Outdoor Group and our Merrell brand.
“2011 is an exciting time for Wolverine Worldwide, with many brands in our portfolio uniquely positioned for success. Our Merrell brand continues to dominate the outdoor space with cutting-edge product and new innovations such as the Merrell Barefoot Collection. In addition, our Hush Puppies, Sebago, Cat Footwear, Wolverine, and Patagonia Footwear brands are all taking advantage of current global lifestyle trends centered on heritage, Americana and authenticity.”
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Q2 2011	page 2
Don Grimes, Senior Vice President and Chief Financial Officer, commented, “We remain focused on driving growth across the entire portfolio of brands while continuing to deliver superior returns on invested capital. We believe the quarter’s excellent results underscore our efforts to deliver near-term earnings growth while also investing for the future.”
Additional details:
•	A modestly weaker U.S. dollar contributed $6.3 million to reported revenue in the quarter.
•
The Outdoor Group (consisting of Merrell Footwear and Apparel, Chaco and Patagonia Footwear) led the way in the quarter, with revenue of $127.3 million, growth of 30.0% vs. the prior year, followed by 17.5% revenue growth from the Lifestyle Group (Hush Puppies, Sebago, Cushe and SoftStyle) and 15.0% revenue growth from the Heritage Group (Wolverine, Caterpillar Footwear, Bates, HyTest and Harley Davidson Footwear). Strong double-digit growth from the consumer direct business was partially offset by softness in the Company’s leather business.

•
Gross margin in the quarter was 39.4% compared to prior-year adjusted gross margin of 40.3%. The decline in gross margin versus the prior year was primarily attributable to negative results from the Company’s owned manufacturing operations. Reported gross margin for the second quarter 2010 was 40.2%.

•
Operating expenses as a percentage of revenue were 28.6% in the quarter, strong leverage of 110 basis points when compared to an adjusted 29.7% in 2010. Reported operating expenses grew to $88.8 million in the quarter, driven by higher variable costs associated with the quarter’s revenue growth and continued brand-building investments in advertising and marketing initiatives, including the support of the Merrell Barefoot Collection. Reported operating expenses as a percentage of revenue for the second quarter of 2010 were 30.6%.

•	The effective tax rate in the quarter was 25.7% and includes the favorable settlement of a state tax audit and a more favorable dispersion of taxable income to lower-tax jurisdictions.
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Q2 2011	page 3
•
Fully diluted earnings were a record $0.48 per share compared to adjusted fully diluted earnings of $0.39 per share in the prior year, an increase of 23.1%. The prior year’s adjusted earnings exclude the impact of restructuring charges and other expenses related to a strategic restructuring plan that was completed in the second quarter of 2010. Reported fully diluted earnings for the second quarter of 2010 were $0.35 per share.

•
The Company repurchased approximately 479,000 of its own shares in the quarter for an aggregate cost of $18.1 million. Through the end of the second quarter, the Company has repurchased approximately 621,000 shares for a total cost of $23.1 million. The Company has a solid balance sheet, with little debt and $118.5 million of cash and cash equivalents at the end of the second quarter.

Today, the Company is reaffirming both its full-year revenue estimate of $1.380 billion to $1.420 billion (representing growth of 10.5% to 13.7%) and its fully diluted earnings per share estimate of $2.40 to $2.50 (representing growth of 10.6% to 15.2% versus the prior year’s adjusted earnings per share and growth of 13.7% to 18.5% versus the prior year’s reported earnings per share). Included in the earnings guidance are the outlooks for flat full-year gross margin and modest full-year operating expense leverage.
The Company will host a conference call at 8:30 a.m. EDT today to discuss these results and current business trends. To listen to the call at the Company’s website, go to www.wolverineworldwide.com, click on “Investor Relations” in the navigation bar, and then click on “Webcasts & Presentations” from the side navigation bar of the “Investor Relations” page. To listen to the webcast, your computer must have a streaming media player, which can be downloaded for free at www.wolverineworldwide.com. In addition, the conference call can be heard at www.streetevents.com. A replay of the call will be available at the Company’s website through September 12, 2011.
With a commitment to service and product excellence, Wolverine World Wide, Inc. is one of the world’s leading marketers of branded casual, active lifestyle, work, outdoor sport and uniform footwear and apparel. The Company’s portfolio of highly recognized brands includes: Bates®, Chaco®, Cushe®, Hush Puppies®, HYTEST®, Merrell®, Sebago® Soft Style® and Wolverine®. The Company also is the footwear licensee of popular brands including CAT®, Harley-Davidson® and Patagonia®. The Company’s products are carried by leading retailers in the U.S. and globally in more than 190 countries and territories. For additional information, please visit our website, www.wolverineworldwide.com.
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Q2 2011	page 4
This press release contains forward-looking statements. In addition, words such as “estimates,” “anticipates,” “believes,” “forecasts,” “plans,” “predicts,” “projects,” “is likely,” “expects,” “intends,” “should,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Risk Factors include, among others: the Company’s ability to successfully develop its brands and businesses; changes in duty structures in countries of import and export including anti-dumping measures and trade defense actions; changes in consumer preferences or spending patterns; cancellation of orders for future delivery, or the failure of the Department of Defense to exercise future purchase options, award new contracts or the cancellation of existing contracts by the Department of Defense or other military purchasers; changes in planned customer demand, re-orders or at-once orders; the availability and pricing of footwear manufacturing capacity; reliance on foreign sourcing; failure of international licensees and distributors to meet sales goals or to make timely payments on amounts owed; disruption of technology systems; regulatory or other changes affecting the supply or price of materials used in manufacturing; the availability of power, labor and resources in key foreign sourcing countries, including China; the impact of competition and pricing; the impact of changes in the value of foreign currencies; the development of new initiatives; the risks of doing business in developing countries, and politically or economically volatile areas; retail buying patterns; consolidation in the retail sector; changes in economic and market conditions; acts and effects of war and terrorism; weather; and additional factors discussed in the Company’s reports filed with the Securities and Exchange Commission and exhibits thereto. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend or clarify forward-looking statements.
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WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
($000s, except per share data)

	12 Weeks Ended		24 Weeks Ended
	June 18,	June 19,	June 18,	June 19,
	2011	2010	2011	2010

Revenue	$310,139	$258,199	$641,012	$543,096
Cost of products sold	188,022	154,093	381,096	320,420
Restructuring and related costs	—	425	—	1,406

Gross profit	122,117	103,681	259,916	221,270
Gross margin	39.4%	40.2%	40.5%	40.7%

Selling, general and administrative expenses	88,751	76,720	177,080	155,260
Restructuring and related costs	—	2,311	—	2,828

Operating expenses	88,751	79,031	177,080	158,088
Operating expenses as a % of revenue	28.6%	30.6%	27.6%	29.1%

Operating profit	33,366	24,650	82,836	63,182
Operating margin	10.8%	9.5%	12.9%	11.6%

Interest expense (income), net	129	(4)	354	85
Other expense, net	973	395	393	165

	1,102	391	747	250

Earnings before income taxes	32,264	24,259	82,089	62,932

Income taxes	8,301	7,037	22,246	18,251
Effective tax rate	25.7%	29.0%	27.1%	29.0%

Net earnings	$23,963	$17,222	$59,843	$44,681

Diluted earnings per share	$0.48	$0.35	$1.20	$0.89

CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)
($000s)

	June 18,	June 19,
	2011	2010
ASSETS:
Cash & cash equivalents	$118,478	$110,120
Receivables	226,739	183,221
Inventories	249,871	170,773
Other current assets	25,983	20,628

Total current assets	621,071	484,742
Property, plant & equipment, net	76,739	70,555
Other assets	135,687	130,043

Total Assets	$833,497	$685,340

LIABILITIES & EQUITY:
Current maturities on long-term debt	$539	$492
Revolving credit agreement	20,000	—
Accounts payable and other accrued liabilities	141,930	109,613

Total current liabilities	162,469	110,105
Long-term debt	—	492
Other non-current liabilities	76,765	96,632
Stockholders’ equity	594,263	478,111

Total Liabilities & Equity	$833,497	$685,340

WOLVERINE WORLD WIDE, INC.
REVENUE BY OPERATING GROUP
(Unaudited)
($000s)

	2nd Quarter Ended
	June 18, 2011		June 19, 2010		Change
	Revenue	% of Total	Revenue	% of Total	$	%

Outdoor Group	$127,258	41.0%	$97,857	37.9%	$29,401	30.0%
Heritage Group	102,859	33.2%	89,443	34.6%	13,416	15.0%
Lifestyle Group	41,506	13.4%	35,327	13.7%	6,179	17.5%
Other	3,655	1.2%	2,520	1.0%	1,135	45.0%

Total branded footwear, apparel and licensing revenue	275,278	88.8%	225,147	87.2%	50,131	22.3%
Other business units	34,861	11.2%	33,052	12.8%	1,809	5.5%

Total Revenue	$310,139	100.0%	$258,199	100.0%	$51,940	20.1%

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
($000s)

	24 Weeks Ended
	June 18,	June 19,
	2011	2010
OPERATING ACTIVITIES:
Net earnings	$59,843	$44,681
Adjustments necessary to reconcile net cash (used in) provided by operating activities:
Depreciation and amortization	7,555	7,854
Deferred income taxes	(1,093)	(649)
Stock-based compensation expense	7,377	5,110
Excess tax benefits from stock-based compensation expense	(1,770)	(873)
Pension expense	8,078	7,517
Pension contribution	(31,800)	(10,400)
Restructuring and other transition costs	—	4,234
Cash payments related to restructuring	(680)	(6,912)
Other	(224)	8,510
Changes in operating assets and liabilities	(67,005)	(48,739)

Net cash (used in) provided by operating activities	(19,719)	10,333

INVESTING ACTIVITIES:
Additions to property, plant and equipment	(9,182)	(5,102)
Other	(1,410)	(890)

Net cash used in investing activities	(10,592)	(5,992)

FINANCING ACTIVITIES:
Net borrowings under revolver	20,000	—
Cash dividends paid	(11,194)	(10,799)
Purchase of common stock for treasury	(23,146)	(47,193)
Other	9,336	7,529

Net cash used in financing activities	(5,004)	(50,463)

Effect of foreign exchange rate changes	3,393	(4,197)

Decrease in cash and cash equivalents	(31,922)	(50,319)

Cash and cash equivalents at beginning of year	150,400	160,439

Cash and cash equivalents at end of year	$118,478	$110,120

WOLVERINE WORLD WIDE, INC.
RECONCILIATION OF REPORTED FINANCIAL RESULTS TO ADJUSTED FINANCIAL
RESULTS, EXCLUDING RESTRUCTURING AND RELATED COSTS*
(Unaudited)
($000s, except per share data)
As required by the Securities and Exchange Commission Regulation G, the following tables contain information regarding the non-GAAP adjustments used by the Company in the presentation of its financial results:

	As Reported		As Adjusted
	2nd Quarter Ended	Restructuring and	2nd Quarter Ended
	June 19, 2010	Related Costs(a)	June 19, 2010

Gross profit	$103,681	$425	$104,106
Gross margin	40.2%		40.3%

Operating expenses	$79,031	$(2,311)	$76,720
% of revenue	30.6%		29.7%

Diluted earnings per share	$0.35	$0.04	$0.39

	As Reported		As Adjusted
	Fiscal Year Ended	Restructuring and	Fiscal Year Ended
	January 1, 2011	Related Costs(a)	January 1, 2011

Diluted earnings per share	$2.11	$0.06	$2.17

(a)
These adjustments present the Company’s results of operations on a continuing basis without the effects of fluctuations in restructuring and related costs. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis.

*
To supplement the consolidated financial statements presented in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company describes what certain financial measures would have been in the absence of restructuring and related costs. The Company believes these non-GAAP measures provide useful information to both management and investors to increase comparability to the prior period by adjusting for certain items that may not be indicative of core operating measures. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP. A reconciliation of all non-GAAP measures included in this press release, to the most directly comparable GAAP measures, are found in the financial tables above.